Exhibit 11
----------

             INTERGRAPH CORPORATION AND SUBSIDIARIES
                 COMPUTATIONS OF LOSS PER SHARE

---------------------------------------------------------------------------
Quarter Ended June 30,                               1995         1994
---------------------------------------------------------------------------
(In thousands except per share amounts)


NET LOSS                                          $(21,958)    $(20,164)
                                                 ===========   =========
PRIMARY

Weighted average common shares outstanding          45,929       44,842

Net common shares issuable on exercise of certain
  stock options (1)                                    ---          ---
                                                 ----------    ---------
Average common and equivalent common
  shares outstanding                                45,929       44,842
                                                 ==========    =========

Net loss per share                                $(   .48)    $(   .45)
                                                 ==========    =========

FULLY DILUTED (2)

Weighted average common shares outstanding          45,929       44,842

Net common shares issuable on exercise of certain
  stock options (1)                                    ---          ---
                                                 ----------    ---------
Average common and equivalent common
  shares outstanding                                45,929       44,842
                                                 ==========    =========

Net loss per share                                $(   .48)    $(   .45)
                                                 ==========    =========



(1) Net common shares issuable on exercise of certain stock options is calculated based on the treasury stock method using the average market price for the primary calculation and the ending market price, if higher than the average, for the fully diluted calculation.

(2) This calculation is submitted in accordance with Securities Exchange Act of 1934 Release No. 9083 although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.



Exhibit 11
----------

             INTERGRAPH CORPORATION AND SUBSIDIARIES
                 COMPUTATIONS OF LOSS PER SHARE

--------------------------------------------------------------------------
Six Months Ended June 30,                            1995         1994
--------------------------------------------------------------------------
(In thousands except per share amounts)


NET LOSS                                           $(44,430)    $(34,211)
                                                  ===========   =========
PRIMARY

Weighted average common shares outstanding           45,766       45,096

Net common shares issuable on exercise of certain
  stock options (1)                                     ---          ---
                                                  ----------    ---------
Average common and equivalent common
  shares outstanding                                 45,766       45,096
                                                  ==========    =========

Net loss per share                                 $(   .97)    $(   .76)
                                                  ==========    =========

FULLY DILUTED (2)

Weighted average common shares outstanding           45,766       45,096

Net common shares issuable on exercise of certain
  stock options (1)                                     ---          ---
                                                  ----------    ---------
Average common and equivalent common
  shares outstanding                                 45,766       45,096
                                                  ==========    =========


Net loss per share                                 $(   .97)    $(   .76)
                                                  ==========    =========



(1) Net common shares issuable on exercise of certain stock options is calculated based on the treasury stock method using the average market price for the primary calculation and the ending market price, if higher than the average, for the fully diluted calculation.

(2) This calculation is submitted in accordance with Securities Exchange Act of 1934 Release No. 9083 although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.